UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 8, 2020, Archer-Daniels-Midland Company (the “Company”) announced that it had commenced a cash tender offer for up to $600,000,000 aggregate principal amount (as such amount may be increased or decreased subject to applicable law) of its outstanding 6.950% Debentures due 2097; 6.450% Debentures due 2038; 5.765% Debentures due 2041; 4.535% Debentures due 2042; 4.016% Debentures due 2043; 6.750% Debentures due 2027; 7.500% Debentures due 2027; 6.625% Debentures due 2029; 5.375% Debentures due 2035; 3.750% Notes due 2047; 7.000% Debentures due 2031; and 5.935% Debentures due 2032 (collectively, the “Securities”).

The Company’s obligations to accept any Securities tendered and to pay the applicable consideration for such Securities are set forth solely in the Offer to Purchase dated September 8, 2020 and the related Letter of Transmittal. Subject to applicable law, the Company may amend, extend or, subject to certain conditions, terminate the tender offer.

A copy of the press release dated September 8, 2020 related to the tender offer is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 8, 2020

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: September 8, 2020	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel and Secretary